UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29th 2015

Merecot Corp

(Exact name of registrant as specified in its charter)

Nevada	333-194145	68-0683374
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

15462 Cabrito Road Van Nuys, CA 91406-1406
(Address of Principal Executive Offices) (Zip Code)

805-315-3318
(Registrant’s telephone number, including area code)

616 Corporate way Suite 2-6621Valley Cottage Way NY 10989
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01	Change of Control of Registrant.

On September 17th 2015 Dr. Malone became the controlling interest in Merecot Corp.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 17, 2015, on act by consent of shareholders, Dr. Arthur Malone is nominated to be Director, President, Secretary, and Treasurer. Dr. Art Malone Jr is 49 years old. He resides in Calabasas Ca. From 2010-2015 Dr. Malone has been an entrepreneur. Whether it be from investing in Public and private companies to creating business opportunities for those not as fortunate, to advising Public or Private Companies on corporate structure. Dr. Malone attended the University of Washington where he studied Criminal Law and Sociology, Dr. Malone also attended Kings Seminary as well as Channel Islands Bible College. Dr. Malone holds a Bachelor’s Degree as well as Two Masters Degrees, and a Ph.D.

Effective September 17, 2015, Evgnia Gonikman has resigned as Director, President, Secretary, and Treasurer of Merecot Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Merecot Corp

	By	/s/ Arthur Malone Jr.
	Name:	Arthur Malone Jr.
	Title:	President, Director, Secretary, Treasurer
Date: September 29, 2015